EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Corporate Communications: Matt Walsh (650) 312-2245
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Second Quarter Results

San Mateo, CA, April 28, 2011 - Franklin Resources, Inc. (the "Company") [NYSE: BEN] today announced net income1 of $503.1 million or $2.25 per diluted share for the quarter ended March 31, 2011, as compared to $501.2 million or $2.23 per diluted share in the previous quarter and $356.7 million or $1.55 per diluted share for the quarter ended March 31, 2010.

	Quarter Ended	Quarter Ended	% Change	Quarter Ended	% Change
	31-Mar-11	31-Dec-10	Qtr. vs. Qtr.	31-Mar-10	Year vs. Year
Financial Results
Operating revenues (in millions)	$1,749.6	$1,700.3	3%	$1,413.1	24%
Operating income (in millions)	629.5	659.2	(5)%	461.1	37%
Operating margin	36.0%	38.8%		32.6%

Net income[1] (in millions)	$503.1	$501.2	—%	$356.7	41%
Diluted earnings per share	$2.25	$2.23	1%	$1.55	45%

Assets Under Management (in billions)
Ending	$703.5	$670.7	5%	$586.8	20%
Simple monthly average	687.2	655.6	5%	561.2	22%
Net new flows	8.4	3.2	163%	17.4	(52)%

Non-operating income for the quarter ended March 31, 2011 included $47.7 million of investment and other income, net, as compared to $47.0 million for the prior quarter and $42.5 million for the quarter ended March 31, 2010.

Total assets under management (“AUM”) were $703.5 billion at March 31, 2011, up $32.8 billion or 5% during the quarter. The increase was driven by record long-term sales of $55.6 billion and $23.4 billion in market appreciation, which were partially offset by long-term redemptions of $46.4 billion. AUM increased $116.7 billion or 20% year over year, primarily due to market appreciation of $68.7 billion and net new flows of $49.8 billion.

Cash and cash equivalents and investments were $8.4 billion at March 31, 2011, as compared to $6.8 billion at September 30, 2010. Included in the current quarter total is $1.1 billion related to consolidated variable interest entities as a result of new accounting guidance adopted effective October 1, 2010. Total stockholders' equity was $8.4 billion at March 31, 2011, as compared to $7.7 billion at September 30, 2010. The Company had 221.8 million shares of common stock outstanding at March 31, 2011, as compared to 224.0 million shares outstanding at September 30, 2010. During the quarter ended March 31, 2011, the Company repurchased 1.8 million shares of its common stock for a total cost of $215.0 million.

Conference Call Information

Pre-recorded audio commentary on the results from Franklin Resources, Inc.'s President and Chief Executive Officer Greg Johnson and Executive Vice President and Chief Financial Officer Ken Lewis will be available today at approximately 8:30 a.m. Eastern Time. They will also lead a live teleconference today at 4:30 p.m. Eastern Time to answer questions. Analysts and investors are encouraged to contact Investor Relations for any clarifications or questions on the contents of the earnings release.

Access to the pre-recorded audio commentary and accompanying slides are available at franklinresources.com. The pre-recorded audio commentary can also be accessed by dialing (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 29520444, any time through 11:59 p.m. Eastern Time on May 12, 2011.

Access to the live teleconference will be available at franklinresources.com or by dialing (888) 895-5271 in the U.S. and Canada or (847) 619-6547 internationally. A replay of the call can also be accessed by calling (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 29520447, any time through 11:59 p.m. Eastern Time on May 12, 2011.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Corporate Communications at (650) 312-2245.

Lipper Performance Rankings of Franklin Templeton's U.S.-Registered Long-Term Mutual Funds2,3:

	Period Ended March 31, 2011
	Percent of Assets in Top Two Quartiles[4]
	1-Year	3-Year	5-Year	10-Year
Franklin Templeton[5]	52%	82%	72%	89%
Franklin Templeton Equity[6]	64%	83%	62%	88%
Franklin Templeton Fixed-Income[7]	37%	81%	85%	91%
Franklin Equity[8]	70%	85%	81%	82%
Templeton Equity[9]	87%	95%	20%	92%
Mutual Series Equity[10]	1%	54%	59%	100%
Franklin Templeton Taxable Fixed-Income[11]	63%	70%	77%	80%
Franklin Templeton Tax-Free Fixed-Income[12]	15%	90%	91%	100%

Performance quoted above represents past performance, which cannot predict or guarantee future results.

Investors should carefully consider a fund's investment goals, risks, charges and expenses before investing. To obtain a summary prospectus and/or prospectus, which contains this and other information, for any U.S.-registered Franklin Templeton fund, investors should talk to their financial advisors or call Franklin/Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read a prospectus carefully before investing.

Franklin Resources, Inc. Preliminary Condensed Consolidated Statements of Income[13] Unaudited
(in thousands, except per share data and AUM)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2011	2010		2011	2010
Operating Revenues
Investment management fees	$1,076,716	$836,077	29%	$2,117,594	$1,642,741	29%
Sales and distribution fees	587,143	496,781	18%	1,164,975	984,834	18%
Shareholder servicing fees	75,750	71,376	6%	147,805	140,919	5%
Other, net	9,954	8,879	12%	19,502	22,030	(11)%
Total operating revenues	1,749,563	1,413,113	24%	3,449,876	2,790,524	24%
Operating Expenses
Sales, distribution and marketing	676,935	557,398	21%	1,324,088	1,092,991	21%
Compensation and benefits	315,810	271,041	17%	608,204	525,353	16%
Information systems and technology	41,477	39,809	4%	81,844	77,812	5%
Occupancy	32,703	29,799	10%	63,571	60,406	5%
General, administrative and other	53,156	53,931	(1)%	83,453	105,850	(21)%
Total operating expenses	1,120,081	951,978	18%	2,161,160	1,862,412	16%
Operating Income	629,482	461,135	37%	1,288,716	928,112	39%
Other Income (Expenses)
Consolidated sponsored investment products gains, net	9,770	5,669	72%	9,032	20,741	(56)%
Investment and other income, net	47,681	42,488	12%	94,747	75,466	26%
Interest expense	(8,364)	(936)	794%	(16,259)	(1,678)	869%
Other income, net	49,087	47,221	4%	87,520	94,529	(7)%
Income before taxes	678,569	508,356	33%	1,376,236	1,022,641	35%
Taxes on income	183,004	149,946	22%	390,554	306,682	27%
Net income	495,565	358,410	38%	985,682	715,959	38%
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(7,577)	204	NM	(19,454)	420	NM
Redeemable noncontrolling interests	42	1,521	(97)%	879	3,251	(73)%
Net Income Attributable to Franklin Resources, Inc.	$503,100	$356,685	41%	$1,004,257	$712,288	41%

Earnings per Share[14]
Basic	$2.26	$1.56	45%	$4.49	$3.11	44%
Diluted	2.25	1.55	45%	4.47	3.10	44%
Dividends per Share	$0.25	$0.22	14%	$0.50	$3.44	(85)%

Average Shares Outstanding (in thousands)
Basic	221,696	227,046	(2)%	222,440	227,474	(2)%
Diluted	222,696	228,300	(2)%	223,496	228,786	(2)%

Operating Margin[15]	36.0%	32.6%		37.4%	33.3%

AUM[16] (in billions)
Ending	$703.5	$586.8	20%	$703.5	$586.8	20%
Simple monthly average	687.2	561.2	22%	671.5	547.3	23%
Net new flows	8.4	17.4	(52)%	11.6	31.7	(63)%

Franklin Resources, Inc. Preliminary Condensed Consolidated Statements of Income[13] Unaudited
(in thousands, except per share data, employees and billable shareholder accounts)	Three Months Ended		% Change	Three Months Ended
	31-Mar-11	31-Dec-10		30-Sep-10	30-June-10	31-Mar-10
Operating Revenues
Investment management fees	$1,076,716	$1,040,878	3%	$919,367	$915,866	$836,077
Sales and distribution fees	587,143	577,832	2%	529,563	529,313	496,781
Shareholder servicing fees	75,750	72,055	5%	69,981	72,976	71,376
Other, net	9,954	9,548	4%	9,493	15,916	8,879
Total operating revenues	1,749,563	1,700,313	3%	1,528,404	1,534,071	1,413,113
Operating Expenses
Sales, distribution and marketing	676,935	647,153	5%	599,028	590,876	557,398
Compensation and benefits	315,810	292,394	8%	275,300	280,333	271,041
Information systems and technology	41,477	40,367	3%	47,629	40,156	39,809
Occupancy	32,703	30,868	6%	33,699	35,862	29,799
General, administrative and other	53,156	30,297	75%	63,744	65,280	53,931
Total operating expenses	1,120,081	1,041,079	8%	1,019,400	1,012,507	951,978
Operating Income	629,482	659,234	(5)%	509,004	521,564	461,135
Other Income (Expenses)
Consolidated sponsored investment products gains (losses), net	9,770	(738)	NM	2,426	(14,670)	5,669
Investment and other income (losses), net	47,681	47,066	1%	50,933	(7,262)	42,488
Interest expense	(8,364)	(7,895)	6%	(9,992)	(4,836)	(936)
Other income (expenses), net	49,087	38,433	28%	43,367	(26,768)	47,221
Income before taxes	678,569	697,667	(3)%	552,371	494,796	508,356
Taxes on income	183,004	207,550	(12)%	176,517	135,113	149,946
Net income	495,565	490,117	1%	375,854	359,683	358,410
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(7,577)	(11,877)	(36)%	98	180	204
Redeemable noncontrolling interests	42	837	(95)%	2,850	(992)	1,521
Net Income Attributable to Franklin Resources, Inc.	$503,100	$501,157	—%	$372,906	$360,495	$356,685

Earnings per Share[14]
Basic	$2.26	$2.24	1%	$1.66	$1.59	$1.56
Diluted	2.25	2.23	1%	1.65	1.58	1.55
Dividends per Share	$0.25	$0.25	—%	$0.22	$0.22	$0.22

Average Shares Outstanding (in thousands)
Basic	221,696	223,169	(1)%	223,864	225,626	227,046
Diluted	222,696	224,253	(1)%	224,958	226,806	228,300

Operating Margin[15]	36.0%	38.8%		33.3%	34.0%	32.6%

Employees	8,125	7,989	2%	7,927	7,869	7,758
Billable Shareholder Accounts (in millions)	23.7	22.0	8%	21.1	23.3	22.7

AUM AND FLOWS

(in billions)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2011	2010		2011	2010
Beginning AUM	$670.7	$553.5	21%	$644.9	$523.4	23%
Long-term sales	55.6	46.4	20%	110.5	88.6	25%
Long-term redemptions	(46.4)	(29.3)	58%	(99.2)	(57.5)	73%
Net cash management	(0.8)	0.3	NM	0.3	0.6	(50)%
Net new flows	8.4	17.4	(52)%	11.6	31.7	(63)%
Reinvested distributions	2.7	2.1	29%	8.5	5.8	47%
Net flows	11.1	19.5	(43)%	20.1	37.5	(46)%
Distributions	(3.3)	(2.7)	22%	(10.6)	(7.2)	47%
Acquisitions	1.6	—	NM	1.6	—	NM
Appreciation and other	23.4	16.5	42%	47.5	33.1	44%
Ending AUM	$703.5	$586.8	20%	$703.5	$586.8	20%

AUM BY INVESTMENT OBJECTIVE

(in billions)	31-Mar-11	31-Dec-10	% Change	30-Sep-10	30-June-10	31-Mar-10
Equity
Global/international	$225.4	$219.1	3%	$204.2	$172.9	$193.2
United States	83.5	77.0	8%	69.5	63.2	69.8
Total equity	308.9	296.1	4%	273.7	236.1	263.0
Hybrid	113.4	106.1	7%	110.8	101.6	107.3
Fixed-Income
Tax-free	67.5	71.4	(5)%	77.7	73.8	71.8
Taxable
Global/international	160.6	144.7	11%	130.7	109.4	97.0
United States	47.1	45.9	3%	45.4	43.3	41.9
Total fixed-income	275.2	262.0	5%	253.8	226.5	210.7
Cash Management	6.0	6.5	(8)%	6.6	6.3	5.8
Total AUM	$703.5	$670.7	5%	$644.9	$570.5	$586.8
Simple Monthly Average AUM for the Three-Month Period	$687.2	$655.6	5%	$604.7	$583.1	$561.2

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL

	As of and for the Three Months Ended
(in billions)	31-Mar-11	% of Total	31-Dec-10	% of Total	31-Mar-10	% of Total
Long-Term Sales
United States	$28.5	51%	$27.0	49%	$24.4	53%
International	27.1	49%	27.9	51%	22.0	47%
Total long-term sales	$55.6	100%	$54.9	100%	$46.4	100%
Long-Term Redemptions
United States	$(22.4)	48%	$(31.7)	60%	$(16.1)	55%
International	(24.0)	52%	(21.1)	40%	(13.2)	45%
Total long-term redemptions	$(46.4)	100%	$(52.8)	100%	$(29.3)	100%
AUM
United States	$481.2	68%	$461.4	69%	$425.2	72%
International	222.3	32%	209.3	31%	161.6	28%
Total AUM	$703.5	100%	$670.7	100%	$586.8	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity			Fixed-Income
for the three months ended March 31, 2011	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at January 1, 2011	$219.1	$77.0	$106.1	$71.4	$144.7	$45.9	$6.5	$670.7
Long-term sales	14.6	6.5	5.9	2.1	22.0	4.5	—	55.6
Long-term redemptions	(19.1)	(4.6)	(4.0)	(4.6)	(10.6)	(3.5)	—	(46.4)
Net exchanges	(0.2)	0.5	0.6	(1.0)	0.3	(0.4)	0.2	—
Net cash management	—	—	—	—	—	—	(0.8)	(0.8)
Net new flows	(4.7)	2.4	2.5	(3.5)	11.7	0.6	(0.6)	8.4
Reinvested distributions	0.2	—	0.8	0.5	0.9	0.3	—	2.7
Net flows	(4.5)	2.4	3.3	(3.0)	12.6	0.9	(0.6)	11.1
Distributions	(0.1)	—	(1.1)	(0.8)	(0.9)	(0.4)	—	(3.3)
Acquisitions	1.6	—	—	—	—	—	—	1.6
Appreciation (depreciation) and other	9.3	4.1	5.1	(0.1)	4.2	0.7	0.1	23.4
AUM at March 31, 2011	$225.4	$83.5	$113.4	$67.5	$160.6	$47.1	$6.0	$703.5

(in billions)	Equity			Fixed-Income
for the three months ended December 31, 2010	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at October 1, 2010	$204.2	$69.5	$110.8	$77.7	$130.7	$45.4	$6.6	$644.9
Long-term sales	15.6	4.3	5.1	3.1	23.5	3.3	—	54.9
Long-term redemptions	(14.6)	(3.8)	(15.8)	(4.2)	(11.5)	(2.9)	—	(52.8)
Net exchanges	0.4	0.2	0.3	(0.9)	1.5	(0.2)	(1.3)	—
Net cash management	—	—	—	—	—	—	1.1	1.1
Net new flows	1.4	0.7	(10.4)	(2.0)	13.5	0.2	(0.2)	3.2
Reinvested distributions	1.6	1.1	1.1	0.5	1.2	0.3	—	5.8
Net flows	3.0	1.8	(9.3)	(1.5)	14.7	0.5	(0.2)	9.0
Distributions	(2.2)	(1.1)	(1.4)	(0.8)	(1.4)	(0.4)	—	(7.3)
Appreciation (depreciation) and other	14.1	6.8	6.0	(4.0)	0.7	0.4	0.1	24.1
AUM at December 31, 2010	$219.1	$77.0	$106.1	$71.4	$144.7	$45.9	$6.5	$670.7

(in billions)	Equity			Fixed-Income
for the three months ended March 31, 2010	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at January 1, 2010	$189.5	$66.3	$104.0	$69.7	$77.5	$40.4	$6.1	$553.5
Long-term sales	11.7	3.0	4.1	3.6	20.3	3.7	—	46.4
Long-term redemptions	(11.9)	(3.2)	(3.1)	(2.3)	(5.9)	(2.9)	—	(29.3)
Net exchanges	(0.1)	—	—	—	0.8	—	(0.7)	—
Net cash management	—	—	—	—	—	—	0.3	0.3
Net new flows	(0.3)	(0.2)	1.0	1.3	15.2	0.8	(0.4)	17.4
Reinvested distributions	0.2	—	0.7	0.5	0.5	0.2	—	2.1
Net flows	(0.1)	(0.2)	1.7	1.8	15.7	1.0	(0.4)	19.5
Distributions	(0.1)	—	(1.0)	(0.8)	(0.5)	(0.3)	—	(2.7)
Appreciation and other	3.9	3.7	2.6	1.1	4.3	0.8	0.1	16.5
AUM at March 31, 2010	$193.2	$69.8	$107.3	$71.8	$97.0	$41.9	$5.8	$586.8

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series, Fiduciary Trust, Darby and Bissett investment teams. The San Mateo, CA-based company has more than 60 years of investment experience and over $703 billion in AUM as of March 31, 2011. For more information about our company, please visit franklinresources.com.

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.
Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the funds' principal distributor and a wholly-owned subsidiary of Franklin Resources, Inc.

3.
Lipper rankings for Franklin Templeton U.S.-registered mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Lipper calculates averages by taking all the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 147 peer groups of U.S. retail mutual funds, and the groups vary in size from 7 to 1,116 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

4.	The source for the figures in the table is Lipper® Inc., 3/31/11.

5.
Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 20, 38, 24 and 40 funds ranked in the top quartile and 29, 31, 31 and 24 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

6.
Of the eligible Franklin Templeton equity mutual funds tracked by Lipper, 12, 27, 14 and 15 funds ranked in the top quartile and 18, 9, 8 and 11 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.
Of the eligible Franklin Templeton non-money market fixed-income mutual funds tracked by Lipper, 8, 11, 10 and 25 funds ranked in the top quartile and 11, 22, 23 and 13 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.
Of the eligible Franklin equity mutual funds tracked by Lipper, 8, 20, 10 and 11 funds ranked in the top quartile and 13, 4, 5 and 3 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

9.
Of the eligible Templeton equity mutual funds tracked by Lipper, 3, 5, 2 and 2 funds ranked in the top quartile and 4, 4, 2 and 4 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

10.
Of the eligible Mutual Series equity mutual funds tracked by Lipper, 1, 2, 2 and 2 funds ranked in the top quartile and 1, 1, 1 and 4 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

11.
Of the eligible Franklin Templeton non-money market taxable fixed-income mutual funds tracked by Lipper, 5, 4, 4 and 4 funds ranked in the top quartile and 4, 5, 4 and 3 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

12.
Of the eligible Franklin Templeton non-money market tax-free fixed-income mutual funds tracked by Lipper, 3, 7, 6 and 21 funds ranked in the top quartile and 7, 17, 19 and 10 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

13.
Beginning with the quarter ended December 31, 2010, the Company introduced a new consolidated statement of income presentation. The presentation change did not represent a restatement of any previously published financial results. See the Company's Form 8-K filed with the U.S. Securities and Exchange Commission on January 11, 2011 for details.

14.
The computation of earnings per share pursuant to the two-class method excludes from net income attributable to Franklin Resources, Inc. the earnings allocated to participating securities, which consist of nonvested stock and stock unit awards that contain nonforfeitable rights to dividends or dividend equivalents. Earnings allocated to participating securities were $2.8 million, $2.1 million, $1.4 million, $2.0 million and $2.0 million for the three months ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

15.	Defined as operating income divided by operating revenues.

16.	AUM consist of assets for which the Company provides various investment management services as described in Item 1 “Business” in Part I of its Form 10-K for the fiscal year ended September 30, 2010.

Forward-Looking Statements

The financial results in this press release are preliminary. Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will”, “may”, “could”, “expect”, “believe”, “anticipate”, “intend”, “plan”, “seek”, “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin's recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations in Franklin's Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and Franklin's subsequent Quarterly Reports on Form 10-Q:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to extensive and complex, overlapping and frequently changing rules, regulations and legal interpretations.

•
Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our AUM, increase costs and negatively impact our profitability and future financial results.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•	Any significant limitation or failure of our software applications, technology or other systems that are critical to our operations could constrain our operations.

•
Our investment management business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and net income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our revenues and hinder our growth.

•
Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with earnings and income generated overseas.

•	Poor investment performance of our products could affect our sales or reduce the level of AUM, potentially negatively impacting our revenues and income.

•	We could suffer losses in earnings or revenue if our reputation is harmed.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.

•	Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.

•
Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.

•
Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic, or other risks, any of which may negatively impact our revenues and income. Our revenues, earnings, and income could be adversely affected if the terms of our management agreements are significantly altered or these agreements are terminated by the funds and other sponsored investment products we advise.

•
Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness.

•	Diverse and strong competition limits the interest rates that we can charge on consumer loans.

•	Our business could be negatively affected if we or our banking subsidiaries fail to remain well capitalized, and liquidity needs could affect our banking business.

•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

# # #